                                                                    EXHIBIT 11.1

                  CALCULATION OF PRO FORMA NET LOSS PER SHARE

                                                                  Six Months Ended        Six Months Ended
                                                Year Ended            June 30,               June 30,
                                                December 31,           1995(1)                1996(1)
                                                  1995(1)            (Unaudited)            (Unaudited)
                                                -----------      ------------------      ------------------

Weighted Average Common and Common
  Equivalent Shares:
      Series A Preferred Stock                      750,000               750,000                750,000
      Series B Preferred Stock                      119,792               119,792                119,792
      Series C Preferred Stock                      818,218               818,218                818,218
      Series D Preferred Stock                      446,476               331,151                689,897
      Series E Preferred Stock                    3,877,183             3,877,183              4,070,902
      Series F Preferred Stock                       30,000                30,000                 45,746
      Common Stock                                1,229,563             1,229,501              1,235,465
      Common Stock Options                          305,389               305,389                305,389
      Warrants                                       11,851                11,851                 11,851
                                                -----------            ----------             ----------
                                                  7,588,472             7,473,085              8,047,260
                                                ===========            ==========             ==========

Net loss                                        ($3,396,000)          ($1,525,000)           ($7,889,000)
                                                ===========            ==========             ==========

Pro forma net loss per common and common
  equivalent share                                   ($0.45)               ($0.20)                ($0.98)
                                                ===========            ==========             ==========

(1) See Note 2 of Notes to the Company's Consolidated Financial Statements.